Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE	Contact:

Date: August 23, 2017	Patrick T. Oakes

Executive Vice President & CFO

404.995.6079

Atlanta, Georgia, August 23, 2017 – Atlantic Capital Bancshares, Inc. (NASDAQ:ACBI) (“Atlantic Capital”), the parent company of Atlantic Capital Bank, N.A., announced today the closing of the previously announced secondary offering by which Trident IV, L.P. and Trident IV Professionals Fund, L.P. (collectively, “Trident”) agreed to sell a total of 3,109,127 shares of Atlantic Capital common stock in an underwritten public offering. Keefe, Bruyette & Woods, Inc., a Stifel Company, acted as the sole underwriter on the offering, and reoffered all 3,109,127 shares to the public at $16.50 per share. Trident received all of the net proceeds from the offering.

Trident fully divested its ownership in Atlantic Capital common stock in the offering, and Stephen Levey, the director representative for Trident, resigned from the boards of directors of Atlantic Capital and Atlantic Capital Bank effective August 23, 2017.

Douglas L. Williams, Chief Executive Officer of the Company, stated, “Trident has been a supportive shareholder and partner in the success we have achieved since our founding in 2007. We express our appreciation for this long-standing relationship, and for the significant additional investment that was integral to our acquisition of First Security Group, Inc. in 2015. We also extend our thanks to Stephen Levey for his many contributions as a member of our board of directors.”

Additional Information about Atlantic Capital Bancshares, Inc.

Atlantic Capital Bancshares, Inc., a Georgia corporation organized in 2006 and headquartered in Atlanta, Georgia, is the parent of Atlantic Capital Bank, N.A. (the “Bank”). The Bank operates as a full service, locally-managed commercial bank with 15 full service branches located primarily in the metropolitan areas of Atlanta, Georgia and Chattanooga and Knoxville, Tennessee. In February 2017, the Company opened a loan production office in Charlotte, North Carolina. As of June 30, 2017, Atlantic Capital had total consolidated assets of $2.7 billion, total deposits of $2.1 billion and total shareholders’ equity of $319.4 million.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.